UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

On September 17, 2015, the Board of Directors (the “Board”) of Intercontinental Exchange, Inc. (“ICE”) voted to increase the total number of directors constituting the Board from 10 to 11 directors pursuant to the provisions of ICE’s by-laws and appointed Right Honourable William J. Hague as a director of ICE. The board of directors of ICE Futures Europe (“IFEU”), a subsidiary of ICE, also appointed Mr. Hague as a director of IFEU. Mr. Hague will assume the role of Chairman of the IFEU Board in January 2016, succeeding Sir Bob Reid, who will be retiring from that role in 2016.

Mr. Hague served as a Member of the UK Parliament from 1989 to 2015. He entered the UK Cabinet in 1995 and led the Conservative Party (UK) from 1997 to 2001. From 2010 to 2014 he served as First Secretary of State and Foreign Secretary and between 2014 and 2015 he was the First Secretary of State and Leader of the UK House of Commons. He was nominated for a life peerage in August 2015.

The Nominating and Corporate Governance Committee and the Board of ICE have determined that Mr. Hague qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission. As of the time of the filing of this Current Report on Form 8-K, the Board of ICE has not determined to which committees, if any, Mr. Hague will be appointed.

Mr. Hague will participate in ICE’s non-employee director compensation arrangements, which provide for the following compensation: (1) an annual cash retainer of $85,000; and (2) an annual grant of $175,000 in the form of restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant. Mr. Hague will also participate in IFEU’s non-employee director compensation arrangements, which provide for the following compensation: (1) an annual cash retainer of £70,000; (2) from January 2016, an annual cash retainer of £30,000 for service as Chairman of the Board of IFEU; and (3) an annual grant of $25,000 in the form of restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant.

If Mr. Hague is appointed to serve on a committee of the Board of ICE and/or IFEU, he will be entitled to additional cash compensation in connection with such additional service. Mr. Hague will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Boards of ICE and IFEU.

As approved by the Board of ICE, Mr. Hague will receive a one-time cash payment in the amount of £20,000 to compensate him for fees related to certain previously scheduled speaking engagements with Ernst & Young LLP (“E&Y”) that he chose to forgo due to E&Y’s role as independent auditor of ICE.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	Press Release dated as of September 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: September 17, 2015	By:	/s/ Scott A. Hill
Scott A. Hill
Chief Financial Officer